                                                                     EXHIBIT 2.4

                               RIGHTS AGREEMENT


     This RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of December 30, 1998 by and between At Home Corporation, a Delaware corporation ("ACQUIRER"), and each of the other undersigned persons and entities (collectively, the "STOCKHOLDERS" and each individually, a "STOCKHOLDER").


     WHEREAS, Acquirer, Narrative Communications Corp., a Delaware corporation ("TARGET") and Transitory Corporation, a Delaware corporation and wholly owned subsidiary of Acquirer ("MERGER SUB"), have entered into an Agreement and Plan of Merger (the "PLAN") dated as of December 17, 1998, pursuant to which Merger Sub will merge with and into Target in a reverse triangular merger (the "MERGER"), with Target to be the surviving corporation of the Merger;

     WHEREAS, Section 2.5 of the Plan provides that Acquirer and the Stockholders will, subject to the terms and conditions of this Agreement, enter into this Agreement in order to grant the Stockholders certain Form S-3 shelf registration rights to provide for resale of the Exchange Shares and to subject the disposition of the Exchange Shares to certain restrictions;

     WHEREAS, the Stockholders are entering into this Agreement as a material inducement and consideration for Acquirer to enter into the Plan and to consummate the transactions contemplated therein and as a material inducement and condition precedent to consummation of the Merger.

     NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:


     1.  FORM S-3 SHELF REGISTRATION RIGHTS

         1.1  Primary Obligations of Acquirer.
              -------------------------------

              (a)  Certain Definitions.
                   -------------------

                   (i) "1933 ACT" shall mean the Securities Act of 1933, as amended, or any successor law.

                   (ii) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor law.

                   (iii) "BEST EFFORTS", "DAMAGES", "EFFECTIVE TIME", "EXCHANGE SHARES" and all other capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings given to such terms in the Plan.

                   (iv) "FORM S-3" shall refer to a registration statement filed under Form S-3 under the 1933 Act or any successor form of registration statement under the 1933 Act subsequently adopted by the SEC which permits incorporation of a substantial amount of information by reference to other documents filed by Acquirer with the SEC.

                   (v) "REGISTRABLE SECURITIES" shall mean: (A) the Exchange Shares that are issued to the Stockholders in the Merger pursuant to Section 2.2 of the Plan upon the surrender of their Target Certificates representing Target capital stock outstanding at the Effective Time of the Merger, and (B) any shares of Acquirer Series A Common Stock that may be issued as a dividend or other distribution (including without limitation shares of Acquirer Series A Common Stock issued in a split of Acquirer's outstanding Series A Common Stock) with respect to, or in exchange for, or in replacement of, shares of Acquirer Series A Common Stock described in clause "(A)" of this paragraph; provided, however, that "Registrable Securities" shall not include any such shares that:
(1) are registered under the 1933 Act other than pursuant to a registration statement filed pursuant to this Agreement; (2) are sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (3) were previously sold pursuant to a registration statement filed pursuant to this Agreement; and
(4) are sold pursuant to Rule 144 or otherwise sold to the public. Additionally, "Registrable Securities" will also not include Exchange Shares issued to each Key Employee (as identified in Schedule 1.1), except for those Exchange Shares that are eligible for resale under clause "(i)" of Section 2.1(b).

                   (vi) "RIGHTS HOLDERS" shall mean a Stockholder who is the original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement;

                   (vii) "RULE 144" shall mean Rule 144 promulgated under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC;

                   (viii) "RULE 415" shall mean Rule 415 promulgated under the 1933 Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC;

                   (ix) "SEC" shall mean the United States Securities and Exchange Commission; and

                   (x) "SHELF REGISTRATION" shall refer to the shelf registration statement on Form S-3 described in Section 1.1(b) and any subsequent registration statement(s) filed pursuant to Section 1.1(d).

                   (xi) "TRADING WINDOW" shall refer to those quarterly time periods specified by Acquirer's insider trading policy, a copy of which has been provided to Target prior to the date hereof, during which directors, officers, employees and others whom Acquirer has deemed to be subject to the restrictions of its insider trading policy may trade Acquirer securities. Each Trading Window typically begins on the third trading day after Acquirer publicly reports its operating results for the previous calendar quarter, and ends on the last day of the second month of each respective calendar quarter (February, May, August and November).

              (b)  Filing. As promptly as reasonably practicable after the
                   ------
Effective Time of the Merger, and subject to Section 1.3 and the other provisions of this Agreement, Acquirer shall prepare and file with the SEC a shelf registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities. Acquirer shall use its Best Efforts to have such Shelf Registration declared effective on or before the first day of the first Trading Window of 1999, which is expected to occur during the last week of January.

              (c)  Registration Period. Subject to the limitations in Section
                   -------------------
1.3 and elsewhere in this Agreement, Acquirer shall use its Best Efforts to keep the Shelf Registration continuously effective under the 1933 Act for a period of time commencing on the date the Shelf Registration is declared effective under the 1933 Act and ending on the first anniversary of the Effective Time of the Merger; provided, however, that for each day that the Shelf Registration is not effective during such period, such period shall be extended for one day (the "REGISTRATION PERIOD"). Acquirer shall have no duty to keep the Shelf Registration effective after the expiration of the Registration Period.

              (d)  Subsequent Registration.  If a Shelf Registration becomes
                   -----------------------
effective under the 1933 Act, but subsequently ceases to be effective for any reason at any time during the Registration Period, then Acquirer shall use its Best Efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty (30) days, file an amendment to the Shelf Registration seeking withdrawal of the order suspending the effectiveness thereof or file an additional shelf registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities.

              (e)  Supplements and Amendments. Subject to the limitations in
                   --------------------------
Section 1.3 and elsewhere in this Agreement, during the Registration Period Acquirer shall supplement and amend the Shelf Registration as required by the 1933 Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by Acquirer for the Shelf Registration.

              (f)  Additional Securities Law Obligations. When Acquirer effects
                   -------------------------------------
the registration of any Registrable Securities under the terms of this Agreement, Acquirer will also, as promptly as reasonably possible:

                   (i) furnish to the Rights Holders a number of copies of the prospectus for the Shelf Registration in conformity with the requirements of the 1933 Act in order to facilitate the disposition of the Registrable Securities owned by them;

                   (ii) use its Best Efforts to register and qualify the securities covered by the Shelf Registration under the other securities or blue sky laws of the jurisdictions that are reasonably requested by the Rights Holders; provided, however, that Acquirer will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction unless Acquirer is already so qualified or subject to service of process in that jurisdiction; and

                   (iii) promptly notify each Rights Holder of Registrable Securities covered by the Shelf Registration, at any time during a Trading Window when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event known to Acquirer's executive officers as a result of which the prospectus included in the Shelf Registration, as then in effect, is known by Acquirer's executive officers to include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, subject to the provisions of this Agreement, at the request of any Rights Holder, prepare and furnish to each Rights Holder of Registrable Securities then outstanding a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission; provided, however, that each Rights Holder agrees not to trade from the time that it receives such notice until such Rights Holder receives a supplement to or an amendment to the prospectus, such period not to exceed five trading days in any one instance; and

                   (iv) upon the request of any Rights Holder, promptly provide the name, address and other contact information regarding Acquirer's transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities.

              (g)  Expenses. Acquirer shall pay all expenses incurred in
                   --------
connection with the Shelf Registration (excluding brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers', legal and accounting fees.

         1.2  Additional Terms and Conditions.
              -------------------------------

              (a) Manner of Sales. Any sale of Registrable Securities pursuant
                  ---------------
to a Shelf Registration may only be made in accordance with the method(s) of distribution of such Registrable Securities that are described in the "Plan of Distribution" or similar section contained in the prospectus for the Shelf Registration, which methods shall be customary for transactions of this type.

              (b) Timing of Sales. The Rights Holders agree to sell or otherwise
                  ---------------
transfer Registrable Securities pursuant to a Shelf Registration only during a Trading Window.

              (c) Stockholder's Questionnaire.  As a condition precedent to the
                  ---------------------------
obligations of Acquirer to take any action pursuant to this Agreement as to a Rights Holder, such selling Rights Holder will first deliver to Acquirer the Stockholder's Questionnaire attached as Exhibit B, which shall include, among other things, such information regarding such Rights Holder, the Registrable Securities held by such Rights Holder, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of such Rights Holder's Registrable Securities.

              (d) Delay of Registration. No Rights Holder will have any right to
                  ---------------------
obtain or seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

              (e) Acknowledgment of Other Registration Rights. The Rights
                  -------------------------------------------
Holders been informed by Acquirer that other stockholders of Acquirer currently hold certain Form S-3 and other registration rights that may enable such other stockholders to sell shares of Acquirer during one or more Trading Windows or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to a registration effected pursuant to this Agreement). If after the date of this Agreement and prior to expiration of the Registration Period, Acquirer enters into an agreement pursuant to which Acquirer grants registration rights to a third party or parties that may be exercised during the Registration Period, then, within thirty (30) days after it enters into such agreement, Acquirer will notify the Rights Holders of the grant of such registration rights and their general terms.

              (f) Private Offering.  Notwithstanding the terms and conditions of
                  ----------------
this Article 1, a Rights Holder may otherwise sell Registrable Securities in a bona fide private offering if the selling Rights Holder provides Acquirer with a written opinion of counsel, reasonably satisfactory to counsel to Acquirer, that the proposed offer and sale is an exempt transaction under the 1933 Act and applicable state securities laws, complies with all requirements for such exemption(s) and is not made with use of the prospectus for the Shelf Registration.

              (g) Compliance with Securities Laws. Each Stockholder will be
                  -------------------------------
solely responsible for compliance with all federal and state securities law restrictions (including without limitation the volume and manner of sale restrictions imposed by Rule 144 of the Securities Act), if any, after the expiration of the Registration Period with regards to any sale, transfer or other disposition of Acquirer Series A Common Stock by such Stockholder after the expiration of the Registration Period or during any period other than during a Trading Window.

         1.3  Limitations on Acquirer's Obligations.
              -------------------------------------

              (a) Basic Limitations. Notwithstanding Section 1.1, Acquirer will
                  -----------------
not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 1.1, and the Rights Holders shall not be entitled to sell Registrable Securities pursuant to a Shelf Registration filed under Section 1.1: (i) if Form S-3 is not then available for such offering by the Rights Holders; (ii) if Acquirer is acquired and its Series A Common Stock ceases to be publicly traded; (iii) in any particular jurisdiction in which Acquirer would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Acquirer is already subject to service of process in that jurisdiction; (iv) if the SEC refuses to declare the Shelf Registration effective due to the participation of any particular Rights Holder in the Shelf Registration (unless the Rights Holder withdraws all of his or her Registrable Securities from Shelf Registration); or (v) if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration is not included within the "Plan of Distribution" set forth in the prospectus for the Shelf Registration.

              (b) Trading Windows. Notwithstanding Section 1.1, Acquirer shall
                  ---------------
not be obligated to keep the registration statement for the Shelf Registration current during any period other than during a Trading Window.

              (c) Shares Otherwise Eligible for Resale. Notwithstanding Section
                  ------------------------------------
1.1, Acquirer shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular Rights Holder after expiration of the Registration Period.

              (d) Termination of Acquirer's Obligations.  Except for those
                  -------------------------------------
obligations set forth in Section 1.4, Acquirer's obligations pursuant to Article 1 of this Agreement will terminate upon the earlier to occur of: (i) the expiration of the Registration Period, or (ii) the date when all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

          1.4  Indemnification.
               ---------------

               (a) By Acquirer.  To the extent permitted by law, Acquirer will
                   -----------
indemnify, defend and hold harmless each Rights Holder against any Damages (severally but not jointly) to which such Rights Holder may become subject under the 1933 Act, the 1934 Act or other U.S. federal or state law, insofar as such Damages arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"):

                   (i) any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration filed by Acquirer pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus, final prospectus or any amendments or supplements thereto;

                   (ii) the omission or alleged omission to state in a Shelf Registration, including a preliminary prospectus, final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                   (iii) any violation or alleged violation by Acquirer of the 1933 Act, the 1934 Act, any U.S. federal or state securities law or any rule or regulation promulgated thereunder in connection with the offering of Registrable Securities covered a Shelf Registration; provided however, that the indemnity agreement contained in this Section 1.4(a) shall not apply to amounts paid in settlement of any Damages if the settlement is effected without the written consent of Acquirer, which consent shall not be unreasonably withheld, nor shall Acquirer be liable in any such case for any Damages to the extent that they arises out of or are based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with the Shelf Registration by such Rights Holder.

              (b)  By Selling Rights Holders. Subject to the terms and
                   -------------------------
limitations of Article 11 of the Plan, each selling Rights Holder will indemnify and hold harmless Acquirer, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls Acquirer within the meaning of the 1933 Act, any underwriter and any other Rights Holder selling securities under a Shelf Registration (an "INDEMNIFIED PERSON"): (i) against any Damages (severally but not jointly) to which an indemnified person may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Rights Holder expressly for use in connection with the Shelf Registration, and (ii) for any reasonable attorneys' fees and other expenses reasonably incurred by an indemnified person in connection with investigating or defending any such Damages, as incurred; provided, however, that the amount payable by a Rights Holder pursuant to this
Section 1.4(b) shall not exceed the amount of proceeds, net of commissions and selling expenses, received by such Rights Holder pursuant to the sale of Registrable Securities. Notwithstanding the forgoing, the forgoing indemnity obligations will not apply to amounts paid in settlement of any such Damages if the settlement is effected without the consent of the indemnifying Rights Holder, which consent shall not be unreasonably withheld.

              (c)  Notice Requirement.  If a Person eligible for indemnification
                   ------------------
under this Section 1.4 receives notice that an action (including any governmental action) has been commenced against him or her, and if such Person seeks indemnification under this section, then promptly after receipt of this notice the Person must deliver to the indemnifying party a written notice that an action has been commenced. The failure of such Person to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to such Person under this Section 1.4, but shall not limit any other liability of such indemnifying party.

              (d)  Assuming the Defense.
                   --------------------

                   (i) Acquirer as Indemnifying Party. If the indemnifying party
                       ------------------------------
is Acquirer, Acquirer shall have the right and obligation to control the defense of the action alleging a Violation, provided, however, that the indemnified party or parties will have the right to participate at its own expense in the defense of such action. If Acquirer fails to defend the action, or in the event of a conflict of interest between the indemnifying party and the indemnified party, Acquirer will indemnify the selling Rights Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action.

                   (ii) Selling Rights Holder as Indemnifying Party. The
                        -------------------------------------------
Indemnifying party shall have the right, at its option, to assume and control the defense of any action with respect to which a person is entitled in Section 1.4(b) to indemnification.

              (e)  Defect Eliminated in Final Prospectus. The availability of
                   -------------------------------------
the provisions of this Section 1.4 are subject to the condition that, insofar as they relate to any Violation related to a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus which is effective at the time the sale of Registrable Securities under such registration statement occurs (the "AMENDED PROSPECTUS"), Section 1.4 shall not inure to the benefit of any Person if a copy of the Amended Prospectus was furnished to such Person and was not furnished to the claimant asserting the Damages giving rise to indemnity claims under this Section 1.4, at or prior to the time such action is required by the 1933 Act.

              (f)  Survival.  The obligations of Acquirer and the Rights Holders
                   --------
under this Section 1.4 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement and otherwise.

     2.   RESTRICTIONS ON RESALE

          2.1 Restrictions on Key Employees.
              -----------------------------

              (a) Except for Exchange Shares eligible for resale pursuant to clause "(i)" of Section 2.1(b), the Exchange Shares issued to each Stockholder designated as a "KEY EMPLOYEE" in Schedule 1.1 will not constitute Registrable
                                  ------------
Shares for the purposes of this Agreement. Accordingly, except for Exchange Shares eligible for resale pursuant to clause "(i)" of Section 2.1(b), the Key Employees will not have any of the rights or obligations set forth in Article 1 of this Agreement.

              (b) Each Key Employee will not sell, transfer or otherwise dispose of the Exchange Shares that each receives in exchange for outstanding Target capital stock pursuant to the Merger until the date that is three years after the Closing Date; provided, however, that each Key Employee may sell, transfer or otherwise dispose of: (i) up to twenty-five percent (25%) of the total of his or her Exchange Shares and shares purchasable upon the exercise of Exchange Options that are vested as of the Effective Time (collectively, the "RESTRICTED SHARES") from the Effective Time until the date that is one year after the Effective Time, subject to the conditions and limitations of Article 1, (ii) up to another twenty-five percent (25%) of his or her Restricted Shares after the date that is one year after the Effective Time if such Key Employee is still employed by Acquirer or Target one year after the Effective Time; and (iii) the remaining fifty percent (50%) of his or her Restricted Shares after the date that is two years after the Effective Time if such Key Employee is still employed by Acquirer or Target two years after the

Effective Time. If a Key Employee's employment with Target or Acquirer terminates, then the restrictions set forth in this paragraph shall no longer apply to that Key Employee as of the date of such termination if either: (1) the Key Employee was terminated without Cause by Acquirer or Target; (2) the Key Employee's responsibilities were substantially reduced and the Key Employee was not offered another position with a span of responsibilities similar to his or her current responsibilities; or (3) the Key Employee was to be relocated by Acquirer or Target to a location more than one hundred (100) miles from such Key Employee's then existing location and the Key Employee declined to relocate.

          2.2  Restrictions on Holders of Narrative Preferred Stock.  Each
               ----------------------------------------------------
holder of Target Preferred Stock as of the date of the Plan will not sell, transfer or otherwise dispose of more than fifty percent (50%) of the Exchange Shares that each receives in exchange for his or her Target Preferred Stock before February 15, 1999. Each such holder may sell, transfer or otherwise dispose of the remaining Exchange Shares received in exchange for his or her Target Preferred Stock at any time after February 15, 1999, subject to the conditions and limitations of Article 1. The restrictions in this paragraph will not apply to any Key Employees; instead, such Key Employees will be bound by the restrictions in Section 2.1.

     3.   ASSIGNMENT

          Notwithstanding anything in this Agreement to the contrary, a Rights Holder may only assign his or her rights under this Agreement with Acquirer's express prior written consent, which may be withheld at Acquirer's sole discretion; provided, however, that the rights of a Rights Holder under this Agreement may be assigned without Acquirer's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) if applicable, by will or by the laws of intestacy, descent or distribution, provided that the assignee agrees in writing to be bound by all the obligations of the Rights Holders under this Agreement. Any attempt to assign any rights of a Rights Holder under this Agreement without Acquirer's express prior written consent when required by this paragraph shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in this Agreement by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "PERMITTED ASSIGNEES" for purposes of this Article 3: (a) a trust whose beneficiaries consist solely of a Rights Holder and/or such Rights Holder's immediate family; (b) the personal representative (including an executor of a Rights Holder's will), custodian or conservator of a Rights Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Rights Holder; (c) immediate family members of a Rights Holder; (d) the limited partners of a limited partnerships; or (e) the members of a limited liability company.


     4.   GENERAL PROVISIONS

          4.1  Entire Agreement.  This Agreement and the relevant provisions of
               ----------------
the Plan constitute the entire agreement of the parties to this Agreement with respect to the subject matter hereof, and this Agreement supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          4.2  No Third Party Beneficiaries.  No provisions of this Agreement
               ----------------------------
are intended, nor will be interpreted, to confer upon any person or entity, other than the parties hereto and their permitted successors and assigns, any third party beneficiary rights or remedies or other rights or remedies under or by reason of this Agreement. Except as provided in this Agreement, all provisions hereof will be personal solely between the parties hereto.

          4.3  Construction of Agreement.  This Agreement has been negotiated by
               -------------------------
the respective parties hereto and their attorneys and have been reviewed by each party hereto. Accordingly, no ambiguity in the language of this Agreement will be construed for or against either party.

          4.4  Section Headings.  A reference to a section, article or exhibit
               ----------------
will mean a section in, article in or exhibit to this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

          4.5  Amendment, Waivers.  Any term or provision of this Agreement may
               ------------------
be amended and the observance thereof may be waived only with the written consent of Acquirer and Rights Holders who own a majority of all the Registrable Securities then outstanding. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Rights Holder, each permitted successor or assignee of each Rights Holder and of Acquirer.

          4.6  Severability.  If any provision of this Agreement or its
               ------------
application will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to effect the intent of the parties hereto. The parties will replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          4.7  Governing Law.  The validity of this Agreement the construction
               -------------
of its terms, and the interpretation and enforcement of the rights and duties of the parties of this Agreement will be exclusively governed by and construed in accordance with the internal laws of the State of Delaware, as applied to agreements entered into solely between residents of and to be performed entirely in the State of Delaware, without reference to that body of law relating to conflicts of law or choice of law.

          4.8  Notices.  All notices, instructions and other communications
               -------
required or permitted to be given under this Agreement or necessary or convenient in connection herewith must be in writing and shall be deemed given:
(a) when personally served or when delivered by telex or facsimile; (b) one business day after deposit with an overnight courier service as shown by the records of such delivery service; (c) on the business day of transmission if such notice is sent by facsimile and the sender receives electronic confirmation of receipt by the recipient; or (d) on the earlier of actual receipt or the third business day following the date on which the notice is deposited in the United States mail, first class certified or registered mail, postage prepaid, addressed as follows:

If to Acquirer:         At Home Corporation
                        Attention: General Counsel
                        425 Broadway Street
                        Redwood City, CA  94063
                        Fax Number: (650) 569-5100

with a copy to:         Fenwick & West LLP
                        Attention: Gordon Davidson, Esq.
                        Two Palo Alto Square
                        Palo Alto, California 94306
                        Fax Number:  (650) 494-1417

If to a Stockholder:    Stockholder's name
                        Stockholder's street address (as set forth on Exhibit A)
                                                                      ---------
                        City, State

with a copy to:         Ropes & Gray
                        Attention: Jane Goldstein, Esq.
                        One International Place
                        Boston, MA  02110-2624
                        Fax Number: (617) 951-7050

or to such other address as a party designates in a writing delivered to each of the other parties hereto in accordance with this paragraph. A party will be deemed to have "notified" another party hereto of a matter when notice of such matter is provided pursuant to this paragraph.

          4.9  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original as regards any party whose signature appears thereon, but all of which together shall constitute one and the same instrument. This Agreement will become binding when two or more counterparts hereof, individually or taken together, bear the signatures of each of the parties reflected hereon as signatories.

          4.10 Effectiveness of Agreement.  Regardless of when signed and
               --------------------------
notwithstanding provisions in this Agreement to the contrary, this Agreement will not become effective or binding unless and until the Effective Time of the Merger.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date of this Agreement.


AT HOME CORPORATION


By:  /s/ Charles Moldow
     ----------------------------

Name:  Charles Moldow

Title: Vice President of @Media
       Sales and Marketing



STOCKHOLDERS


/s/ Hilmi Ozguc                         /s/ Scott Kliger
---------------------------------       ---------------------------------
Hilmi Ozguc                             Scott Kliger


/s/ Allison Parker                      /s/ Joanne Bryce
---------------------------------       ---------------------------------
Allison Parker                          Joanne Bryce


/s/ Lauren Chatham                      /s/ Wei-Meng Chee
---------------------------------       ---------------------------------
Lauren Chatham                          Wei-Meng Chee



                    [SIGNATURE PAGE #1 TO RIGHTS AGREEMENT]

/s/ Jim Coloprisco                      /s/ Sarah Groark
---------------------------------       ---------------------------------
Jim Coloprisco                          Sarah Groark


/s/ Mike Kopel                          /s/ John Landry
---------------------------------       ---------------------------------
Mike Kopel                              John Landry


/s/ Carma Makarawicz                    /s/ Pat O'Brien
---------------------------------       ---------------------------------
Carma Makarawicz                        Pat O'Brien


/s/ John Puopolo                        /s/ Paul Santinelli
---------------------------------       ---------------------------------
John Puopolo                            Paul Santinelli


/s/ Grant Schneider                     /s/ Alexandra Trevelyan
---------------------------------       ---------------------------------
Grant Schneider                         Alexandra Trevelyan


/s/ Mike Trinkala                       /s/ David White
---------------------------------       ---------------------------------
Mike Trinkala                           David White


/s/ Nancy Wilson                        /s/ Cathy Fielding
---------------------------------       ---------------------------------
Nancy Wilson                            Cathy Fielding



                    [SIGNATURE PAGE #2 TO RIGHTS AGREEMENT]

ELLMORE C. PATTERSON PARTNERS

By:    /s/ Arthur C. Patterson
       ---------------------------------

Name:  Arthur C. Patterson

Title: General Partner


CARLYLE VENTURE PARTNERS, L.P.

By:    Its General Partner, TCG Ventures, Ltd.

By:    /s/ J. Mitchell Reese
       ---------------------------------

Name:  J. Mitchell Reese

Title: Attorney-in-fact


CARLYLE U.S. VENTURE PARTNERS, L.P.

By:    Its General Partner, TCG Ventures, L.L.C.

By:    /s/ J. Mitchell Reese
       ---------------------------------

Name:  J. Mitchell Reese

Title: Managing Director


CARLYLE VENTURE COINVESTMENT, L.L.C.

By:    Its General Partner, TCG Ventures, L.L.C.

By:    /s/ J. Mitchell Reese
       ---------------------------------

Name:  J. Mitchell Reese

Title: Managing Director



                    [SIGNATURE PAGE #3 TO RIGHTS AGREEMENT]

GREYLOCK EQUITY GP LIMITED PARTNERSHIP

By:    /s/ Henry F. McCance
       ---------------------------------

Name:  Henry F. McCance

Title: General Partner


ACCEL V L.P.

By:    /s/ Carter Sednaoui
       ---------------------------------

Name:  Carter Sednaoui

Title: Managing Member


ACCEL INTERNET/STRATEGIC
TECHNOLOGY FUND L.P.

By:    /s/ Carter Sednaoui
       ---------------------------------

Name:  Carter Sednaoui

Title: Managing Member

ACCEL KEIRETSU V L.P.

By:    /s/ Carter Sednaoui
       ---------------------------------

Name:  Carter Sednaoui

Title: Managing Member

ACCEL INVESTORS '96 L.P.

By:    /s/ Carter Sednaoui
       ---------------------------------

Name:  Carter Sednaoui

Title: General Partner

                    [SIGNATURE PAGE #4 TO RIGHTS AGREEMENT]

/s/ Thomas Middleton
---------------------------------
Thomas Middleton


/s/ Gregory White
---------------------------------
Gregory White


/s/ Jamie Bertasi
---------------------------------
Jamie Bertasi


/s/ Frank Kashner
---------------------------------
Frank Kashner





                    [SIGNATURE PAGE #5 TO RIGHTS AGREEMENT]

                                      -16-